Exhibit 32.2

Certificate pursuant to 18 U.S. C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of my knowledge, hereby certifies that the report of Newnan Coweta Bancshares, Inc., filed on Form 10-QSB for the period ended June 30 2003: (1) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial conditions and results of operations of Newnan Coweta Bancshares, Inc.

Date: August 14, 2003

/s/ Ann B. Bledsoe Ann B. Bledsoe, Chief Financial Officer